Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 24, 1998 appearing on page 5 of this Form 11-K.




Price Waterhouse LLP
Phoenix, Arizona
June 26, 1998